UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE CHARLES SCHWAB FAMILY OF FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear <Insert Shareholder Name>:

I am the Vice President and Head of Money Funds Product Management at Charles Schwab & Co. I want to contact you regarding important shareholder meeting matters related to your investment in a <insert specific fund name>

We have still not received your vote and the purpose of my letter is to encourage you to vote your proxy as soon as possible. Please vote as soon as possible.

PROPOSAL 1: To approve the replacement of the Fund’s fundamental investment policy adopted pursuant to Rule 35d-1 under the Investment Company Act of 1940, as amended, with a new fundamental investment policy.

PROPOSAL 2: To approve the replacement of the Fund’s fundamental investment objective with a new non-fundamental investment objective.

The Board of Trustees of the Fund is recommending that you approve the proposals and believes that they will benefit shareholders by expanding the Fund’s investment universe of permissible securities. It is believed that such an expansion will allow the investment adviser to have greater flexibility in managing the Fund.

Your vote is critical to the shareholder meeting process and is very important to us. We would greatly appreciate your approval of the proposals. The easiest way to vote your shares is to call 1-877-777-6017 on Monday - Friday, 9:30 a.m. to 10 p.m. Eastern Time. We will also respond to additional questions you may have.

On behalf of the Board of Trustees of The Charles Schwab Family of Funds, please accept my thanks for your participation in this important matter.

Sincerely,

Signature

Richard C. Holland

Vice President, Charles Schwab & Co. Inc.

Dear <Insert Shareholder Name>:

I am the Vice President and Head of Money Funds Product Management at Charles Schwab & Co. I would greatly appreciate your consideration in voting to approve the following proposals for the <Insert Fund Name>.

If one of these proposals is not approved, the Board of Trustees of the Fund will determine an appropriate course of action, which may include a re-solicitation for shareholder approval. Please vote as soon as possible.

PROPOSAL 1: To approve the replacement of the Fund’s fundamental investment policy adopted pursuant to Rule 35d-1 under the Investment Company Act of 1940, as amended, with a new fundamental investment policy.

PROPOSAL 2: To approve the replacement of the Fund’s fundamental investment objective with a new non-fundamental investment objective.

As a large shareholder of the Fund, your approval of the proposals is critical to the success of the vote. The Board of Trustees of the Fund is recommending that you approve the proposals and believes that they will benefit shareholders by expanding the Fund’s investment universe of permissible securities. It is believed that such an expansion will allow the investment adviser to have greater flexibility in managing the Fund.

We would greatly appreciate your approval of the proposals. The easiest way to vote your shares is to call 1-877-777-6017 on Monday - Friday, 9:30 a.m. to 10 p.m. Eastern Time. We will also respond to additional questions you may have. In addition, I’ve also enclosed a new proxy card with a pre-paid FedEx return envelope. You may also vote by internet: logon to the website www.proxyvote.com and enter the control number on the voting instruction form and follow the prompts.

On behalf of the Board of Trustees of The Charles Schwab Family of Funds, please accept my thanks for your participation in this important matter.

Sincerely,

Signature

Richard C. Holland

Vice President, Charles Schwab & Co. Inc.